FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC  20519

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OF THE
                  SECURITIES AND EXCHANGE ACT OF 1934

                                  AND

                   LISTING OF SUCH SECURITIES ON THE
                     NEW YORK STOCK EXCHANGE, INC.

                      BAUSCH & LOMB INCORPORATED
        (Exact name of Registrant as specified in its charter)


       New York                                16-0345235
(State of Incorporation)            (IRS employer identification no.)

   One Bausch & Lomb Place
     Rochester, New York                      14604-2701
(Address of principal offices)                (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Act")

                                                       Name of exchange
              Title of each class                      on which each class
              to be so registered                      to be registered

$200,000,000  7.125% Debentures due 2028               New York Stock Exchange
$100,000,000  6.150% Putable/Callable Notes due 2011   New York Stock Exchange
$100,000,000  6.375% Putable/Callable Notes due 2013   New York Stock Exchange
$100,000,000  6.500% Putable/Callable Notes due 2025   New York Stock Exchange

This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filling concurrently with this form): NA

All requisite approvals and authorizations have been received and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrant:		Bausch & Lomb Incorporated

Date:     			____________________________

By:       			____________________________
			          Alan H. Resnick, Treasurer


                        Listing Application to
                     New York Stock Exchange, Inc.
                              (071707)

The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of Bausch & Lomb Incorporated and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:


By:	__________________________
   	Janice O'Neill
	   Vice President
	   Listing Operations